EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

The Woodlands, Texas (February 27, 2015) - TETRA Technologies, Inc. (NYSE:TTI) today announced fourth quarter 2014 earnings per share of $0.09, excluding Maritech and other charges, which compares to $0.12 per share in the fourth quarter of 2013, also excluding Maritech and other charges. Fourth quarter 2014 revenue of $316 million increased 40% from the fourth quarter of 2013 primarily as a result of the acquisition of Compressor Systems, Inc. ("CSI") on August 4, 2014 by CSI Compressco LP.

Consolidated GAAP fourth quarter 2014 earnings per share to TETRA stockholders including Maritech and other charges was a loss of $(1.90) with 78.9 million weighted average common shares outstanding, which compares to the fourth quarter of 2013 loss of $(0.13) with 78.2 million weighted average common shares outstanding.

Highlights of the 2014 fourth quarter include:

- Fourth quarter adjusted free cash flow, excluding the CSI Compressco LP free cash flow and Maritech asset retirement obligations (ARO) cash settlements, was $57 million due to lower capital expenditures and improvements in working capital management as well as adjusted earnings being consistent with the fourth quarter guidance that was provided on November 7, 2014. Adjusted TETRA free cash flow for 2014 was $86 million(1);
- Adjusted Production Testing pre-tax margins were 15.5%, up sequentially from 6.8% in the third quarter of 2014 reflecting the cumulative impact of actions to expand and diversify the customer base, reposition equipment and cost reductions (2);
- Continued improvements in the Fluids Division driven by stronger completion fluids volumes onshore and offshore (Gulf of Mexico and internationally) in addition to improved results in chemical product sales;
- The Compression Division reported adjusted EBITDA of $34 million, inclusive of results from the acquisition of CSI, which are consistent with our acquisition economics. On January 22, 2015, CSI Compressco LP declared a quarterly distribution of $0.485 per unit, with a coverage ratio of 1.71x (2);
- Fourth quarter goodwill and other asset impairments, transaction costs, and Maritech's net loss totaled $1.99 per share.

(1)See Schedule H for details. (2) See Schedule B for GAAP amount details.

Fourth Quarter Results, excluding unusual charges and Maritech			
Stated in thousands, except per share amounts			
	Three Months Ended		Change
	Dec. 31, 2014	Dec. 31, 2013	Year-on-year
Revenue	$315,093	$224,068	41%
Income before taxes and discontinued operations[1]	14,204	12,463	14%
Net income attributable to TETRA shareholders[1]	7,048	9,215	-24%
Diluted EPS attributable to TETRA shareholders[1]	$0.09	$0.12	-24%
Adjusted Pretax operating margin	4.5%	5.6%	-105 bps
Adjusted EBITDA	67,605	39,099	73%

[1] Income before taxes and discontinued operations, including unusual charges and Maritech was a loss of $(119.9) million in the fourth quarter of 2014 and a loss of $(17.6) million in the fourth quarter of 2013. Net income attributable to TETRA shareholders, including unusual charges and Maritech was a loss of $(149.7) million in the fourth quarter of 2014, and a loss of $(10.3) million in the fourth quarter of 2013. Diluted EPS, including unusual charges and Maritech was a loss of $(1.90) in the fourth quarter of 2014, and a loss of $(0.13) in the fourth quarter of 2013. See Schedules E and G for details.

Analysis of Fourth Quarter Results

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “Revenues in our Fluids Division for the fourth quarter of 2014 increased by 4.7% sequentially and 24% compared to the fourth quarter of 2013, and profitability showed a similar improvement versus both comparable periods. Excluding $6.5 million of asset impairment charges, the Fluids Division reported adjusted pretax profits of $19 million in the fourth quarter of 2014. This outstanding performance was driven by strength in Gulf of Mexico completion services and expansion in US land operations, chemicals product sales, and our international operations.

“Our Production Testing Division’s fourth quarter results also improved sequentially, as well as compared to 2013’s fourth quarter, with adjusted pretax earnings for the Division of $8.8 million, which were 15.5% of revenue, excluding $75 million of goodwill and other asset impairments. The Production Testing Division’s adjusted pretax earnings for the fourth quarter of 2013 were $0.7 million. This continued trend of increasing profitability was driven by improvement in our North American operations due to the aggregate impact of cost reductions, the redeployment of assets to more favorable basins, and continued expansion of our customer base. Our improved fourth quarter results in Production Testing clearly demonstrates the benefit of our aggressive pursuit of these actions over the past year.

“Our Compression Division closed its first complete quarter following the August 2014 acquisition of Compressor Systems, Inc. with results that were consistent with our expectations for revenue expansion and cost reduction, and verified the successful execution of our integration strategy. Excluding transaction costs and asset impairments of $2.9 million, the Compression Division’s pretax earnings for the fourth quarter of 2014 were $6.2 million. Adjusted EBITDA was $34.5 million excluding the noted transaction and other expenses. CSI Compressco LP previously reported a fourth quarter distribution of $0.485 per unit and distribution coverage ratio of 1.71x.

“Our Offshore Services Segment had an adjusted pretax loss of $(3.1) million for the fourth quarter, excluding $18 million of asset impairments and goodwill charges. During the fourth quarter, the Segment continued to see significant project delays and reduced demand in a very competitive market environment. We have continued to reduce personnel and leased-asset costs for this Segment, in-line with market activity. We expect demand to continue to be soft in a low-commodity-price environment during 2015.

“Maritech made significant progress on several of its remaining abandonment and decommissioning projects during the fourth quarter. We will continue work on the reduction of Maritech’s remaining asset retirement obligations as practical during 2015.

"During the fourth quarter of 2014, we generated $57 million of free cash flow, excluding CSI Compressco LP free cash flow and Maritech ARO cash settlements, and $86 million for the total year 2014, which marks the second consecutive year above our $80 million annual target (as shown in Schedule H). This gives us additional confidence in our ability to remain cash flow positive, even in challenging market conditions, during 2015."

Divisional revenues, adjusted pretax earnings/(loss), adjusted pretax margins, and adjusted EBITDA for the fourth quarter of 2014 versus the fourth quarter of 2013 are summarized in the table below:

Segment Results

Stated in thousands

	Three Months Ended							
	Dec. 31, 2014				Dec. 31, 2013			
	Revenue	Income Before Taxes[(1)]	% of Revenue[(2)]	Adjusted EBITDA[(2)]	Revenue	Income Before Taxes[(1)]	% of Revenue[(2)]	Adjusted EBITDA[(2)]
Fluids Division	$110,271	$19,109	17.3%	$27,523	$88,782	$13,734	15.5%	$19,614
Production Testing Division	56,632	8,790	15.5%	15,500	46,563	671	1.4%	7,501
Compression Division	124,830	13,814	11.1%	34,494	32,714	6,855	21.0%	10,949
Offshore Services Segment	42,296	(3,059)	-7.2%	92	67,273	7,097	10.5%	10,610
Eliminations & Other	(18,936)	3	0.0%	0	(11,264)	(105)		(106)
Subtotal	315,093	38,657	12.3%	77,609	224,068	28,252	12.6%	48,567
Corporate & Other	-	(11,634)		(10,005)	-	(11,262)		(9,468)
Interest expense, net - Compression Division	-	(7,662)		-	-	(166)		-
Interest expense, net - TTI	-	(5,158)		-	-	(4,361)		-
Unsual charges & Maritech[(3)]	757	(134,070)		-	1,366	(30,110)		-
As reported	315,850	(119,867)	-38.0%	67,605	225,435	(17,646)	-7.8%	39,099

[(1)] Segment Income Before Taxes are adjusted. Refer to Schedule G for details.

[(2)] GAAP pre-tax margins for fourth quarter 2014 are: Fluids Division - 11.5%, Production Testing Division - (117.5)% , Compression Division - 2.6% and Offshore Services Segment - (49.0)%. GAAP pre-tax margins for fourth quarter 2013 are: Fluids Division - 15.5%, Production Testing Division - 1.4% , Compression Division - 19.5% and Offshore Services Segment - (3.3)%. Refer to Schedule B for GAAP amounts.

[(3)] EBITDA is a non-GAAP financial measure that is defined and reconciled to the nearest GAAP financial measure in Schedule G.

[(4)] Refer to Schedule E for details.

Unusual and Other Charges and Maritech

During the fourth quarter 2014, the Maritech ARO's were revised to reflect primarily the expected costs to complete certain remaining wells. This adjustment resulted in a pretax loss for the fourth quarter in the Maritech segment of $(31) million. On a per share basis, this amounts to $(0.25) per share.

Additionally, in anticipation of a continued period of weak oil prices and reduced activity levels, TETRA adjusted the carrying value of goodwill and certain intangible assets, deferred taxes and certain assets for the Offshore Services Segment, Production Testing Division and Fluids Division. These non-cash charges total $1.74 per share, and are detailed on Schedule E.

Net Debt

At December 31, 2014 the cash and debt positions of TETRA and CSI Compressco LP are noted below. TETRA and CSI Compressco LP's debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. The management believes that the most appropriate method to analyze the debt positions of each company is to view them as noted below:

	As of December 31, 2014	
Stated in millions	TETRA	CSI Compressco LP
Non Restricted Cash	$14	$34
Revolver debt outstanding	90	195
Current portion of Long-term debt	90	-
Long-term debt	215	345
Net Debt	381	506

Conference Call

TETRA will host a conference call to discuss fourth quarter 2014 results today, February 27, 2015, at 10:30 am ET. The phone number for the call is (888) 347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules

Schedule A – Consolidated Income Statement - Unaudited
Schedule B – Financial Results By Segment - Unaudited
Schedule C – Consolidated Balance Sheet - Unaudited
Schedule D – Long Term and Net Debt
Schedule E – Fourth Quarter Unusual Charges
Schedule F – Total Year Unusual Charges
Schedule G – Reconciliation to GAAP Financials
Schedule H – Free Cash Flow Reconciliation to GAAP

Schedule A – Consolidated Income Statement - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
	(In Thousands)			
Revenues	$ 315,850	$ 225,435	$ 1,077,567	$ 909,398
Cost of Sales, Service and Rentals	242,402	176,829	830,769	683,443
Depreciation, Amortization, and Accretion	38,631	20,487	116,912	80,985
Impairments of long-lived assets	34,842	9,578	34,842	9,578
Total Cost of Revenues	315,875	206,894	982,523	774,006
Gross profit (loss)	(25)	18,541	95,044	135,392
General and administrative expense	39,900	32,434	142,689	131,466
Goodwill impairment	64,295	—	64,295	
Interest expense, net	12,805	4,536	31,998	17,121
(Gain) loss on sale of assets	537	(278)	(11)	(5,776)
Other (income) expense	2,305	(505)	13,944	(7,291)
Income (loss) before taxes and discontinued operations	(119,867)	(17,646)	(157,871)	(128)
Provision (benefit) for income taxes	27,601	(8,526)	9,704	(3,454)
Income (loss) before discontinued operations	(147,468)	(9,120)	(167,575)	3,326
Income from discontinued operations, net of taxes	—	(1)	—	(1)
Net income (loss)	(147,468)	(9,121)	(167,575)	3,325
Net (income) attributable to noncontrolling interest	(2,282)	(1,208)	(2,103)	(3,172)
Net income (loss) attributable to TETRA stockholders	$ (149,750)	$ (10,329)	$ (169,678)	$ 153
Basic per share information:				
Net income (loss) attributable to TETRA stockholders	$ (1.90)	$ (0.13)	$ (2.16)	$ 0.00
Weighted average shares outstanding	78,887	78,211	78,600	77,954
Diluted per share information:				
Net income (loss) attributable to TETRA stockholders	$ (1.90)	$ (0.13)	$ (2.16)	$ 0.00
Weighted average shares outstanding	78,877	78,211	78,600	78,840

Schedule B – Financial Results by Segment - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
	(In Thousands)			
Revenues by segment:				
Fluids Division	$ 110,271	$ 88,782	$ 437,362	$ 382,663
Production Testing Division	56,633	46,563	192,824	195,983
Compression Division	124,829	32,714	282,505	121,287
Offshore Division				
Offshore Services	42,296	67,273	195,372	255,812
Maritech	758	1,366	4,722	5,560
Intersegment eliminations	(17,542)	(10,383)	(30,595)	(50,122)
Offshore Division total	25,512	58,256	169,499	211,250
Eliminations and other	(1,395)	(880)	(4,623)	(1,785)
Total revenues	$ 315,850	$ 225,435	$ 1,077,567	$ 909,398
Gross profit (loss) by segment:				
Fluids Division	$ 21,161	$ 21,204	$ 97,806	$ 100,106
Production Testing Division	(1,959)	5,882	12,610	29,566
Compression Division	25,606	11,346	66,527	38,726
Offshore Division				
Offshore Services	(13,943)	721	(10,314)	36,147
Maritech	(30,634)	(20,028)	(69,861)	(66,828)
Intersegment eliminations	—	—	—	—
Offshore Division total	(44,577)	(19,307)	(80,175)	(30,681)
Corporate overhead and eliminations	(256)	(584)	(1,724)	(2,325)
Total gross profit	$ (25)	$ 18,541	$ 95,044	$ 135,392
Income (loss) before taxes by segment:				
Fluids Division	$ 12,628	$ 13,735	$ 64,705	$ 69,438
Production Testing Division	(66,547)	671	(66,168)	14,093
Compression Division	3,237	6,367	7,340	20,200
Offshore Division				
Offshore Services	(20,713)	(2,194)	(26,251)	22,870
Maritech	(30,948)	(20,286)	(71,154)	(64,396)
Intersegment eliminations	—	—	—	—
Offshore Division total	(51,661)	(22,480)	(97,405)	(41,495)
Corporate overhead and eliminations	(17,524)	(15,939)	(66,341)	(62,364)
Total income (loss) before taxes	$ (119,867)	$ (17,646)	$ (157,871)	$ (128)

Please note that the above results by Segment are inclusive of the unusual charges and expenses. Please see Schedules E and F for details of those unusual charges and expenses.

Schedule C – Consolidated Balance Sheet - Unaudited

	December 31, 2014	December 31, 2013
	(In Thousands)	
Balance Sheet:		
Cash (excluding restricted cash)	$ 48,384	$ 38,754
Accounts receivable, net	223,301	180,659
Inventories	189,144	100,792
Other current assets	35,967	53,734
PP&E, net	1,124,623	572,616
Other assets	445,288	259,978
Total assets	$ 2,066,707	$ 1,206,533
Current portion of decommissioning liabilities	$ 12,758	$ 38,700
Other current liabilities	364,163	134,326
Long-term debt	844,961	387,727
Long-term portion of decommissioning liabilities	49,983	12,204
Other long-term liabilities	28,647	36,078
Equity	766,195	597,498
Total liabilities and equity	$ 2,066,707	$ 1,206,533

Note: Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP, and net debt.

Schedule D - Long-Term Debt and Net Debt

TETRA Technologies Inc. and its subsidiaries, excluding CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries.

	December 31, 2014	December 31, 2013
	(In Thousands)	
TETRA		
Bank revolving line of credit facility	$ 90,000	$ 52,768
TETRA Senior Notes at various interest rates	305,000	305,000
Other debt	74	89
TETRA Total debt	395,074	357,857
Less current portion	(90,074)	(89)
TETRA Total long-term debt	**$ 305,000**	**$ 357,768**
CSI Compressco LP		
CSI Compressco bank credit facility	$ 195,000	$ 29,959
CSI Compressco 7.25% Senior Notes	344,961	—
CSI Compressco long-term debt	**539,961**	**29,959**
Consolidated total long-term debt	**$ 844,961**	**$ 387,727**

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures for the Company: net debt, consolidated and segment income before taxes, excluding the Maritech segment and unusual charges; Adjusted EBITDA; and free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company's financial statements and filings with the Securities and Exchange Commission.

The following reconciliation of net debt is also presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of December 31, 2014 and December 31, 2013 is provided below.

	December 31, 2014	December 31, 2013
	(In Thousands)	
Net Debt – TETRA		
Total debt, excluding CSI Compressco LP debt	$ 395,074	$ 357,857
Less: cash, excluding CSI Compressco LP cash	(14,318)	(29,277)
Net debt	$ 380,756	$ 328,580

In addition to financial results determined in accordance with GAAP, this press release also includes consolidated and segment income before taxes, excluding the Maritech segment and certain unusual charges. In addition, this press release includes the Adjusted EBITDA of the Company segments. Schedules E, F and G include reconciliation of these non-GAAP measures to the comparable GAAP measures.

Management believes that following the sale of essentially all of Maritech's oil and gas properties, it is helpful to show the Company's results excluding the impact of the costs and charges relating to the decommissioning of Maritech's remaining properties since these results will show the Company's historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the unusual charges from the historical results of operations enables management to evaluate more effectively the Company's operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted EBITDA is defined as the Company's adjusted earnings before interest, taxes, depreciation, amortization and equity compensation. Adjusted EBITDA is used by management as a supplemental financial measure to assess the financial performance of the Company's assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company's ability to incur and service debt and fund capital expenditures.

Schedule E – Fourth Quarter Unusual Charges

Unusual Charges

Stated in thousands, except per share amounts

	Three Months Ended				
	Dec. 31, 2014				
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
Income attributable to TETRA stockholders, excluding unusual charges & Maritech	$14,204	$4,324	($2,832)	$7,048	$0.09
Transaction related costs	($1,687)	($597)	$550	($540)	($0.01)
Asset Impairment, including inventory adjustments	(37,140)	(12,784)	-	(24,356)	($0.31)
Goodwill Writeoff	(64,295)	(15,682)	-	(48,613)	($0.62)
Federal and State Deferred Tax Valuation Allowance and other related tax adj	-	63,172	-	(63,172)	($0.80)
Maritech loss	(30,948)	(10,832)	-	(20,116)	($0.25)
Net Income (loss) attributable to TETRA stockholders, as reported	($119,867)	$27,601	($2,282)	($149,750)	($1.90)
	Dec. 31, 2013				
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
Income attributable to TETRA stockholders, excluding unusual charges & Maritech	$12,463	$2,040	($1,208)	$9,215	$0.12
Asset Impairment, including inventory adjustments	(9,584)	(3,382)	-	(6,202)	($0.08)
Maritech loss	(20,286)	(7,100)	-	(13,186)	($0.17)
Other	(239)	(84)	-	(156)	($0.00)
Net Income (loss) attributable to TETRA stockholders, as reported	($17,646)	($8,526)	($1,208)	($10,329)	($0.13)

Schedule F – Total Year Unusual Charges

Unusual Charges

Stated in thousands, except per share amounts

	Twelve Months Ended				
	Dec. 31, 2014				
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
Income attributable to TETRA stockholders, excluding unusual charges & Maritech	$34,969	$6,326	($6,822)	$21,821	$0.27
Transaction related costs	($15,060)	($5,389)	$4,719	($4,952)	($0.06)
Asset Impairment, including inventory adjustments	(37,140)	(12,784)	-	(24,356)	($0.31)
Goodwill Writeoff	(64,295)	(15,682)	-	(48,613)	($0.63)
Workforce reduction	(784)	(290)	-	(494)	($0.01)
Federal and State Deferred Tax Valuation Allowance and other related tax adj	-	60,500	-	(60,500)	($0.76)
Maritech loss	(71,154)	(21,346)	-	(49,808)	($0.63)
Other	(4,406)	(1,630)	-	(2,776)	($0.03)
Net Income (loss) attributable to TETRA stockholders, as reported	($157,871)	$9,704	($2,103)	($169,678)	($2.16)
	Dec. 31, 2013				
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
Income attributable to TETRA stockholders, excluding unusual charges & Maritech	$76,437	$23,343	($3,172)	$49,923	$0.63
Other Acquisition Transaction Costs	(392)	(120)	-	(272)	($0.00)
Asset Impairment, including inventory adjustments	(9,584)	(2,927)	-	(6,657)	($0.08)
Workforce reduction	(1,984)	(606)	-	(1,378)	($0.02)
Other related tax adj	-	(544)	-	544	$0.01
Maritech loss	(64,365)	(22,528)	-	(41,837)	($0.53)
Other	(241)	(73)	-	(168)	($0.00)
Net Income (loss) attributable to TETRA stockholders, as reported	($128)	($3,454)	($3,172)	$153	$0.00

Schedule G – Reconciliation to GAAP Financials

Reconciliation to GAAP Financials
Stated in thousands

Three Months Ended Dec. 31, 2014

	Net Income (loss), As Reported	Non Controlling Interest	Tax Provision	Income (loss) Before Tax, As Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, net	Depreciation & Amortization[1]	Stock Option Expense	Adjusted EBITDA
Fluids Division	$11,791	$0	$837	$12,628	$6,481	$19,109	($14)	$8,428	$0	$27,523
Production Testing Division	(64,834)	-	(1,713)	(66,547)	75,337	8,790	(2)	6,711	-	15,500
Compression Division	1,946	(2,282)	(989)	3,239	2,913	6,152	7,662	20,055	625	34,494
Offshore Services Segment	(20,715)	-	1	(20,714)	17,654	(3,059)	-	3,151	-	92
Eliminations & Other	3	-	-	3	-	3	-	(3)	-	0
Subtotal	(71,808)	(2,282)	(1,864)	(71,390)	102,385	30,995	7,647	38,343	625	77,609
Corporate & Other	(57,826)	-	40,297	(17,529)	737	(16,792)	5,158	288	1,341	(10,005)
Maritech	(20,116)	-	(10,832)	(30,948)	30,948	-	-	-	-	-
Total TETRA	(149,750)	(2,282)	27,601	(119,867)	134,070	14,204	12,805	38,631	1,966	67,605

Three Months Ended Dec. 31, 2013

	Net Income (loss), As Reported	Non Controlling Interest	Tax Provision	Income (loss) Before Tax, As Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, net	Depreciation & Amortization[1]	Stock Option Expense	Adjusted EBITDA
Fluids Division	$13,557	$0	$178	$13,734	$0	$13,734	($26)	$5,906	$0	$19,614
Production Testing Division	2,063	-	(1,392)	671	-	671	9	6,821	-	7,501
Compression Division	5,379	(1,208)	(221)	6,366	323	6,689	166	3,664	430	10,949
Offshore Services Segment	(2,200)	-	6	(2,194)	9,291	7,097	27	3,486	-	10,610
Eliminations & Other	(105)	-	-	(105)	-	(105)	-	(1)	-	(106)
Subtotal	18,694	(1,208)	(1,430)	18,472	9,614	28,086	176	19,876	430	48,567
Corporate & Other	(15,837)	-	3	(15,833)	210	(15,623)	4,361	611	1,183	(9,468)
Maritech	(13,186)	-	(7,100)	(20,286)	20,286	-	-	-	-	-
Total TETRA	(10,329)	(1,208)	(8,526)	(17,646)	30,110	12,463	4,537	20,487	1,612	39,099

[1] Depreciation & Amortization excludes asset impairments which are included in "Impairments & Unusual Charges".

Reconciliation to GAAP Financials
Stated in thousands

Twelve Months Ended Dec. 31, 2014

	Net Income (loss), As Reported	Non Controlling Interest	Tax Provision	Income (loss) Before Tax, As Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, net	Depreciation & Amortization[1]	Stock Option Expense	Adjusted EBITDA
Fluids Division	$59,744	$0	$4,961	$64,705	$4,229	$68,934	($250)	$31,924	$0	$100,608
Production Testing Division	(66,859)	-	691	(66,168)	77,095	10,927	(31)	28,842	-	39,737
Compression Division	6,411	(2,103)	(1,172)	7,342	17,022	24,363	12,964	41,097	1,544	79,968
Offshore Services Segment	(26,706)	-	455	(26,251)	19,784	(6,467)	36	13,176	-	6,746
Eliminations & Other	12	-	-	12	-	12	-	(12)	-	0
Subtotal	(27,398)	(2,103)	4,935	(20,360)	118,129	97,769	12,719	115,027	1,544	227,059
Corporate & Other	(96,030)	-	29,674	(66,356)	3,554	(62,803)	19,268	1,885	5,231	(36,419)
Maritech	(46,250)	-	(24,904)	(71,154)	71,154	-	-	-	-	-
Total TETRA	(169,678)	(2,103)	9,704	(157,871)	192,837	34,967	31,987	116,912	6,774	190,640

Twelve Months Ended Dec. 31, 2013

	Net Income (loss), As Reported	Non Controlling Interest	Tax Provision	Income (loss) Before Tax, As Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, net	Depreciation & Amortization[1]	Stock Option Expense	Adjusted EBITDA
Fluids Division	$66,976	$0	$2,461	$69,438	$424	$69,861	($148)	$22,508	$0	$92,221
Production Testing Division	14,250	-	(156)	14,093	676	14,769	(34)	27,262	-	41,997
Compression Division	14,770	(3,172)	2,258	20,199	925	21,124	469	14,511	1,459	37,563
Offshore Services Segment	22,864	-	6	22,870	9,629	32,499	109	14,254	-	46,862
Eliminations & Other	(105)	-	-	(105)	-	(105)	-	(1)	-	(106)
Subtotal	118,755	(3,172)	4,568	126,495	11,654	138,149	395	78,534	1,459	218,537
Corporate & Other	(76,766)	-	14,505	(62,258)	547	(61,712)	16,715	2,451	5,265	(37,280)
Maritech	(41,837)	-	(22,528)	(64,365)	64,365	-	-	-	-	-
Total TETRA	153	(3,172)	(3,454)	(128)	76,565	76,437	17,110	80,985	6,724	181,257

[1] Depreciation & Amortization excludes asset impairments which are included in "Impairments & Unusual Charges".

Schedule H – Free Cash Flow Reconciliation to GAAP

Free Cash Flow is a non-GAAP measure that the Company defines as cash from operations, excluding cash settlements of Maritech ARO, less capital expenditures. Management uses this supplemental financial measure to:

- Assess the Company's ability to retire debt;
- evaluate the capacity of the business to further invest and grow;
- to measure the performance of the Company as compared to its peer group of companies; and
- to determine the ability to pay dividends to shareholders.

Free Cash Flow Reconciliation to GAAP Items

Stated in thousands

	Three Months Ended		Twelve Months Ended	
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
TTI Consolidated				
Cash from Operations	$58,867	$5,749	$110,804	$49,656
ARO Settlements	23,010	14,743	63,319	114,109
Capital Expenditures	(37,011)	(28,267)	(116,461)	(100,025)
Free Cash Flow before ARO Settlements	44,866	(7,775)	57,662	63,740
CSI Compressco LP				
Cash from Operations	15,636	6,163	46,977	29,135
Capital Expenditures	(22,051)	(4,599)	(51,694)	(24,574)
Free Cash Flow	(6,415)	1,564	(4,717)	4,561
TTI Only				
Cash from Operations	43,231	(414)	63,827	20,521
ARO Settlements	23,010	14,743	63,319	114,109
Capital Expenditures	(14,960)	(23,668)	(64,767)	(75,451)
Free Cash Flow before ARO Settlements	51,281	(9,339)	62,379	59,179
Distributions from CSI Compressco LP	5,887	5,582	23,526	22,123
Free Cash Flow before ARO Settlements and after Distributions from CSI Compressco LP	57,168	(3,757)	85,905	81,302

<u>Company Overview and Forward Looking Statements</u>

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as "may," "expect," "intend," "estimate," "projects," "anticipate," "believe," "assume," "could," "should," "plans," "targets" or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2015, anticipated benefits from CSI Compressco following the CSI acquisition, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking

statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.